UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2026
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BitGo Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	333-290409	82-3998490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 S. Reid Street, Suite 307, PMB# 9793
Sioux Falls, SD 57103
(Address of principal executive offices, including zip code))

(650) 847-0009
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTGO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Determination of Fiscal Year 2025 Bonus Amounts for Named Executive Officers

On January 12, 2026, BitGo Holdings, Inc. (the “Company”) filed an amended Registration Statement on Form S-1 (File No. 333-290409) with the Securities and Exchange Commission ( the “Registration Statement”). Pursuant to Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K, the “2025 Summary Compensation Table” included in the Registration Statement noted that the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) had not yet determined the amount of discretionary cash bonuses payable to the Company’s principal executive officer, the principal financial officer and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (the “Named Executive Officers”) for the fiscal year ended December 31, 2025 (“Fiscal Year 2025”), and that the amounts of such discretionary cash bonuses would be disclosed in a Current Report on Form 8-K under Item 5.02(f) once the amounts are determined.

On March 18, 2026, the Compensation Committee approved discretionary cash bonuses payable to the Named Executive Officers for Fiscal Year 2025. In accordance with Item 5.02(f) of Form 8-K, set forth below is an updated “2025 Summary Compensation Table”, which includes the amount of discretionary cash bonuses payable to the Named Executive Officers for Fiscal Year 2025, as well as the total compensation figures for the Company’s Named Executive Officers for Fiscal Year 2025.

2025 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Belshe Chief Executive Officer, Chief Technology Officer and President	2025	500,000	—	—	—	—	500,000
Edward Reginelli Chief Financial Officer	2025	373,306	87,500	—	—	14,000	474,806
Chen Fang Chief Revenue Officer	2025	370,000	685,000	—	—	14,000	1,069,000
Jody Mettler Chief Operating Officer	2025	345,352	87,500	—	156,000	13,309	602,161
Jeff Horowitz Chief Compliance Officer	2025	400,000	125,000	—	—	8,667	533,667
(1)The amount of Mr. Fang’s bonus mentioned in this column represents both the portion of his bonus for Fiscal Year 2025 that had already been paid to him as of the date of the Registration Statement and the portion of his bonus determined in the first quarter of fiscal year 2026.
(2)Mr. Reginelli was granted RSU awards that were subject to a time-based component and a liquidity event-based component (which constitutes the performance condition). As of the applicable grant date, we had not recognized stock-based compensation expense for these awards because achievement of the liquidity event-based vesting condition was not deemed probable. As a result, no value is included in the table for these awards. Assuming achievement of the liquidity event-based vesting condition, the aggregate grant-date fair values of such RSUs would have been $886,200, computed in accordance with ASC Topic 718, and representing the highest level of achievement for these awards. Note that the performance condition was achieved at the completion of the initial public offering of shares of the Company’s Class A common stock in January 2026. For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 2 of the consolidated financial statements included in the Registration Statement.
(3)The amount in this column represents the aggregate grant-date fair value of stock options granted to Ms. Mettler calculated in accordance with ASC Topic 718, rather than the actual amount that may be realized by Ms. Mettler. For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 2 of the consolidated financial statements included in the Registration Statement.
(4)The amounts in this column represent company 401(k) matching contributions for each of Mr. Reginelli, Mr. Fang, Ms. Mettler and Mr. Horowitz.

Discretionary Bonus Awards to the Chief Financial Officer

On March 18, 2026, the Compensation Committee approved two awards that consisted of a cash bonus in the amount of $500,000 (the “Cash Bonus”) and a grant of restricted stock units (“RSUs”) covering 47,125 shares of the Company’s Class A common stock (the “RSU Grant” and collectively with the Cash Bonus, the “Reginelli Awards”) to Edward Reginelli, the Company’s Chief Financial Officer, awarded in recognition of Mr. Reginelli’s contributions to the Company. The RSU Grant was made pursuant to the Company’s 2026 Equity Incentive Plan effective as of March 28, 2026 (the “Grant Date”). The RSUs will vest over four years, with 25% vesting on the first anniversary of the Grant Date and the remaining 75% vesting in equal monthly installments thereafter, subject to Mr. Reginelli’s continued employment through each vesting date.

No other changes were made to Mr. Reginelli’s compensation arrangements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BitGo Holdings, Inc.

Date:	March 23, 2026	By:	/s/ Edward Reginelli
Edward Reginelli
Chief Financial Officer